Exhibit 99.1

ROSS ACQUISITION CORP II  RECEIVES NYSE NOTICE REGARDING DELAYED FORM 10-Q FILING

PALM BEACH, FL, August 28, 2023 – Ross Acquisition Corp II (NYSE:ROSS) (the “Company”) announced today that it received a notice (the “Notice”) on August 22, 2023 from the NYSE Regulation staff of the New York Stock Exchange (the “NYSE”) stating that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual (the “Rule”) because it has not timely filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). The Rule requires listed companies to timely file all required periodic financial reports with the SEC. The Notice has no immediate effect on the listing or trading of the Company’s securities. However, if the Company fails to timely regain compliance with the Rule, the Company’s securities will be subject to delisting from the NYSE.

Under NYSE listing standards, the Company has six months from the due date of the 10-Q, or until February 21, 2024, to file the Form 10-Q. If the Company fails to file the Form 10-Q by February 21, 2024, it can submit an official request to the NYSE to allow the Company’s securities to continue to trade on the NYSE. If the NYSE accepts the Company’s request, then the NYSE may grant an additional six months, or until August 21, 2024, to file the Form 10-Q. However, there can be no assurance that the NYSE will accept the Company’s request or that the Company will be able to regain compliance within any extension period granted by the NYSE. The NYSE may commence delisting procedures at any time during the period that is available to the Company to complete the filing, if circumstances warrant.

As previously disclosed in its Form 12b-25/A filed on August 21, 2023, the Company requires additional time to file its Form 10-Q with the SEC. The Company is working diligently to complete its Form 10-Q. The Company intends to file the Form 10-Q as soon as practicable to regain compliance with the Rule.

About Ross Acquisition Corp II

Ross Acquisition Corp II is a special purpose acquisition company sponsored by Ross Holding Company LLC, an affiliate of Wilbur L. Ross, Stephen J. Toy, and Nadim Z. Qureshi, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets. Ross Acquisition Corp II completed its initial public offering in March 2021.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. No representations or warranties, express or implied are given in, or in respect of, this press release. When we use words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.

These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s ability to regain and maintain compliance with the requirements of the NYSE Listed Company Manual; the risk that a business combination may not be completed by the Company’s business combination deadline and the potential failure to obtain an extension of the business combination deadline; the outcome of any legal proceedings or government or regulatory action on inquiry that may be instituted against the Company; and other risks and uncertainties described from time to time in filings with the SEC.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. There may be additional risks that the Company does not presently know, or that the Company currently believes are immaterial, that could cause actual results to differ from those contained in the forward-looking statements. For these reasons, among others, investors and other interested persons are cautioned not to place undue reliance upon any forward-looking statements in this press release. The Company does not undertake any obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this press release, except as required by applicable law.

Contacts
Wilbur L. Ross, Jr.
(561) 655-2615
wross@rossacquisition2.com

AMERICAS 124919015 v2	1